Exhibit 10.4

MANAGING GENERAL AGENCY AGREEMENT

THIS MANAGING GENERAL AGENCY AGREEMENT (this “Agreement”) is entered into by and between Florida Select Insurance company, a property/casualty insurance company organized under the laws of the state of Florida (the “Company”), and Florida Select Insurance Agency Inc., a corporation organized under the laws of the State of Florida (the “Manager”).

WHEREAS, the Manager and the Company are wholly owned subsidiaries of Florida Select Insurance Holdings Inc., a Delaware corporation; and

WHEREAS, the Manager is a licensed managing general agent in the State of Florida; and

WHEREAS, the Company desires to underwrite in the State of Florida fire and homeowners multi-peril coverage and certain ancillary homeowner related coverages; and

WHEREAS, the Company desires to appoint the Manager to act as its managing general agent, to provide certain services in conjunction with such fire and homeowners multi-peril coverage and certain ancillary homeowner related coverages as set forth herein; and

WHEREAS, the Manager is willing to accept such appointment;

NOW, THEREFORE, subject to the terms and conditions of this Agreement, and in consideration of the mutual covenants set forth herein, the parties hereby agree as follows:

I.	APPOINTMENT

The Company hereby appoints the Manager, and the Manager hereby accepts a non-exclusive appointment by the Company, to be the Company’s agent for the production, underwriting, and marketing of the Company’s fire and homeowners multi-peril and ancillary homeowners insurance business in the State of Florida as described in Paragraph IV hereof (the “Homeowners Program”) pursuant to the Company’s published rates and underwriting guidelines. The Manager shall hold no authority for any line of insurance unless the Company and the Manager are both licensed as required by the Florida statutes and the related rules and regulations promulgated by the Florida Department of Insurance (the “Department”) and unless the Company’s applicable forms and rates have been approved by the Department. By accepting this appointment, none of the Manager’s employees or Sub-Producers (as defined below) shall be deemed to be an employee of the Company and the Manager shall at all times and for all purposes remain an independent contractor; provided, however, that no provision of this Agreement shall be deemed to prohibit the Company and the Manager, upon the prior written consent of both parties, from employing simultaneously the same person. The Manager shall be free at all times to exercise independent judgment as to the time, place and manner of the conduct of its business.

II.	AUTHORITY

1. The Manager shall have full power and authority within the limitations set forth herein as follows:

(a) to market, solicit, produce, underwrite, and countersign policies and any binders, certificates, addenda, and endorsements related thereto (collectively, “Policies”) for the types of risks described in Paragraph IV in connection with the Homeowners Program; and to cancel, renew or non-renew such Policies; provided, that the Company shall retain the right to cancel or non-renew a Policy in accordance with the Florida Statutes and the related rules or regulations promulgated by the Department, if, after instructing the Manager to cancel or non-renew such Policy, the Manager fails to do so;

(b) to appoint and to direct, supervise, coordinate, suspend and terminate those qualified professional insurance agents (“Sub–Producers”) appointed by the Manager; provided, however, that any appointment shall be subject to the Company’s prior written approval and direct right of termination and shall be pursuant to a written contract with the Manager approved in advance in writing by the Company. Such Sub–Producers shall be lawfully licensed to transact the type of business for which they are appointed;

(c) to ensure that accurate and proper premiums and rates for all Policies are charged in compliance with the approved and applicable rating systems and manuals of the Company;

(d) to coordinate or cooperate with the Company’s vendors in accordance with the prior written instructions of the Company;

(e) to negotiate (but not bind) a reinsurance program (the “Reinsurance Program”) on behalf of the Company, pursuant to guidelines provided by the Company;

(f) to notify reinsurers of the Company of any claim arising under the Reinsurance Program and to collect claims payments from such reinsurers (“Reinsurance Claims Payments”);

(g) to collect any return premiums due in respect of the Reinsurance Program; and

(h) to act on behalf of the Company with respect to letters of credit issued for the benefit of the Company in order to secure unearned premium and loss reserves.

2. The Manager’s binding authority for risks under the Homeowners Program will be subject to and qualified by (i) the Reinsurance Program; (ii) the underwriting guidelines adopted by the Company; and (iii) the restrictions set forth in Section 624.4095 of the Florida statutes and the related rules and regulations promulgated by the Department.

3. The Manager may use only such forms of Policies as have been reviewed and approved by the Company.

4. The Manager may not appoint submanaging agents or delegate any binding authority received by it pursuant to the terms of this Agreement.

5. The Company may, in its sole discretion, suspend, withdraw or terminate all or any part of the Manager’s authority as expressly described in this Paragraph II, or as exists by virtue of the operation of this Agreement, at any time upon written notice to the Manager. Any decision of the Company to suspend, withdraw or terminate the Manager’s authority pursuant to this Section 7 of Paragraph II shall not be deemed, defined or construed as an amendment to this Agreement and shall not require a signed writing as described in Paragraph XV of this Agreement.

III.	COMMISSIONS AND FEES

1. As full compensation for all services performed by the Manager hereunder, the Manager shall be entitled to and shall be paid by the Company a monthly commission (the “Commission”) equal to ten percent (10%) of the gross written premiums produced by the Manager pursuant to the Homeowners Program during the respective month. The Commission shall be paid by the Company to the Manager within fifteen (15) Business Days (as defined below) after receipt from the Manager of the Invoice (as defined below).

2. If, for any reason, the Company shall refund premium under any contract of insurance produced by the Manager, the Manager shall immediately repay to the Company an amount equal to the Commission originally retained or received by the Manager on the amount of premium so refunded.

3. The Manager shall provide the Company with a monthly invoice (the “Invoice”) which sets forth the amount of gross written premiums produced by the Manager pursuant to this Agreement for the immediately preceding month and the amount of the Commission due to the Manager for such month.

4. For purposes of this Agreement, the term “Underwriting Year” shall mean the period from November 1 of any year through October 31 of the next year, and the term “Business Day” shall mean any day other than a Saturday or Sunday or a day on which banking institutions in the State of Florida are obligated by law or executive order to close.

5. The Company acknowledges that for each Policy bound by the Manager pursuant to the Homeowners Program the Manager will charge the policyholder a $25.00 fee.

IV.	UNDERWRITING AUTHORITY

The Manager shall have the authority to bind the Company to the following risks underwritten in accordance with the Company’s underwriting guidelines:

1. Direct Business:

(a) Coverage - fire and homeowners multi-peril and certain ancillary coverages defined as follows:

Fire

Allied Lines

Homeowners Multi-Peril

Earthquake

Other Liability

Glass

Burglary & Theft

Industrial Fire

Mobile Home Multi-Peril

Mobile Home Physical Damage

(b) Territory - the state of Florida

V.	PREMIUMS AND REINSURANCE CLAIMS PAYMENTS

1. The Manager shall collect any Reinsurance Claims Payments.

2. The Manager shall collect any return premiums due in respect of the Reinsurance Program.

3. All Reinsurance Claims Payments and return premiums received by the Manager either before or following the termination of this Agreement shall be remitted to the Company within five (5) Business Days of receipt thereof. After receipt and prior to the remittance, the Manager shall hold such payments and premiums in a fiduciary capacity as trustee for the Company. Any other funds received by the Manager pursuant to the terms of this Agreement or otherwise shall be held by the Manager in a fiduciary capacity as trustee for the Company and shall be remitted to the Company within five (5) Business Days of receipt thereof.

4. The Manager shall establish and maintain a separate fiduciary account in the name of and for the benefit of the Company with a bank to be selected by the Company. Such bank shall be a member of the Federal Reserve System. The Manager shall deposit into such fiduciary account Reinsurance Claims Payments, return premiums collected from the Company’s reinsurers and any other funds received by the Manager as agent of the Company either pursuant to this Agreement or otherwise.

VI.	PREMIUM REPORTING

Not later than thirty (30) days after the end of each month during any Underwriting Year, the Manager will prepare and forward to the Company a detailed and itemized monthly statement of account setting forth Reinsurance Claims Payments, return premiums and any other monies received by the Manager on the Company’s behalf.

VII.	DOCUMENTATION

1. Upon binding a Policy pursuant to the Homeowners Program, the Manager shall within twenty-four (24) hours inform Policy Management Systems Corporation (“PMSC”), on behalf of the Company, that such Policy has been bound and shall forward to PMSC all relevant information for each such Policy.

2. In addition, not later than the seventh (7th) day of each month, the Manager will forward to the Company and the reinsurers of the Company a monthly bordereaux which sets forth a list of all Policies bound during the immediately preceding month and identifies the insureds, the Policy number, the dates of coverage, the types of coverage, the premium amounts, locations of the risks, and such other specific data as the Company may reasonably require (the “Risk Bordereaux”). An annual summary of the information set forth in the Risk Bordereauxs relating to the immediately preceding calendar year shall be prepared by the Manager and delivered to the Company and the Company’s insurers within thirty (30) days of the end of such calendar year.

VIII.	EXAMINATION OF RECORDS

1. The Manager will keep full and accurate records, including records of all individual risk files, daily reports, and any documents signed by the insured, for all business bound by or through the Manager under this Agreement, and the Manager will forward to the Company any of such records upon the Company’s reasonable request. Moreover, upon reasonable request by the Company, the Company will have the right to examine and audit, during normal business hours, all such records and to make copies of such records as it may deem necessary. When necessary, the Company may grant the Department access to such records.

2. Should an audit reveal that corrective action is necessary, the Manager shall complete such required corrective action as promptly as possible and will confirm completion of such corrective action in writing to the Company.

3. The Manager shall maintain all records required by this Agreement for at least three years after the placement of the risk to which such records pertain.

4. All Policy forms, supplies, books, accounts, files and other documents relating to the business of the Company are the property of the Company and must be returned to the Company or its authorized representative on demand. The Manager shall not release any records relating to the Company to any other party without the prior written consent of the Company.

5. The provisions of this Paragraph VIII shall survive the termination of this Agreement.

IX.	EXPENSES AND ADVERTISING MATERIALS

1. The Company will not be responsible for any expenses of the Manager whatsoever, unless otherwise provided herein, including but not limited to all wages and salaries of its officers and employees, all other personnel costs, rent, utilities, transportation expenses, travel expenses, entertainment expenses, postage, attorney fees, advertising expenses, local license fees, taxes of any kind, countersignature fees and expenses, adjustment expenses, costs and expenses of attorney appointments and producer commissions. The Manager will pay all expenses associated with the operation of its agency business and the implementation of this Agreement.

2. The Manager shall not incur any expenses chargeable to the company without the Company’s prior written approval.

3. The Manager will not use any advertising material involving identification of or reference to the Company or its products, unless the Company has first given written approval or has furnished such material for use by the Manager. Such furnishing of material or approval shall not be construed as agreement by the Company to bear any part of the cost or expense thereof. All requests by the Manager for the Company’s written consent shall contain direct reproductions of all material, i.e., artwork, copy, script, photographs, video tape, magnetic recording tape, etc., to be used in the reproduction of the advertisement in the printed or electronic media. In addition, all requests shall include the schedule(s) for the commencement and duration of the advertising campaign for which the subject material shall be used. The Manager will not issue or circulate any illustration, circular, statement or memorandum of any sort misrepresenting the terms, benefits, or advantages of any coverage issued by the Company, or make any misleading statement as to the coverages afforded or the financial security of the Company.

X.	TERM AND CANCELLATION OF AGREEMENT

1. This Agreement shall be for the period commencing as of the date hereof and, subject to Sections 2 and 3 of this Paragraph X, shall continue in full force and effect until terminated by either party upon the giving of thirty (30) days prior written notice to the other party. The Company may suspend the underwriting authority of the Manager during the pendency of any dispute regarding the cause for termination. Upon any termination of this Agreement, such termination shall only be effective as respects business having new or renewal dates or anniversary dates subsequent to the effective date of termination, and such termination shall have no effect on the interests and liabilities of the Company for business effective prior to the date of the termination, such interests and liabilities to continue until such business has expired and all losses in connection therewith are settled.

2. Notwithstanding any other provision of this Agreement, the Company and the Manager acknowledge and agree that either party shall have the right to terminate this Agreement immediately, by the giving of written notice to the other party in accordance with Paragraph XVIII hereof should the other party at any time:

(a) become subject to any insolvency proceeding;

(b) go into liquidation, whether voluntary or compulsory, or suffer the appointment of a receiver;

(c) become involved in serious financial difficulties as evidenced by, but not limited to, any assignment for the benefit of creditors, any petition for reorganization, bankruptcy or receivership, or any attachment of a major portion of assets, or any judgment rendered remaining unsatisfied for thirty (30) days or more without having been bonded by an authorized surety company admitted in the jurisdiction where the judgment is entered;

(d) become involved in fraudulent acts or illegal conduct; or

(e) fail to perform any material provision of this Agreement.

3. In addition, notwithstanding any other provision of this Agreement, the company and the Manager acknowledge and agree that the Company shall have the right to terminate this agreement immediately, by the giving of written notice to the Manager in accordance with Paragraph XVIII hereof, if:

(a) any applicable public authority cancels or does not renew the license or certificate of authority of either the Manager or the Company;

(b) the Manager knowingly, intentionally or willfully violates any provision of this Agreement;

(c) the Manager misapplies, misdirects, or misappropriates funds or property of the Company or fails to remit to the Company funds due to the Company promptly after receipt of a written demand therefore by the Company;

(d) the Manager fails to timely and fully comply with the Company’s directives, guidelines or manuals; or

(e) the Manager assigns, conveys, delegates or subcontracts to a third party any of the Manager’s rights or obligations under this Agreement.

4. Any termination made pursuant to this Paragraph X will not affect the rights and obligations of the parties hereto as to transactions, acts or things done by either party prior to the effective date of termination.

XI.	RESPONSIBILITIES OF THE MANAGER AFTER TERMINATION

1. Upon termination of this Agreement:

(a) unless otherwise instructed by the Company in writing, the Manager will account to the Company for all transactions covered by this Agreement which were not accounted for at the time of termination;

(b) the Manager will promptly deliver to the Company all unused supplies and forms;

(c) the Manager will continue to pay the Company all sums due the Company, in the manner described herein;

(d) the Manager will continue to cooperate with the Company’s vendors to service Policies written by or through the Manager with effective dates prior to the effective date of termination until natural expiry of such Policies in the same manner and to the same extent as was required prior to termination;

(e) unless otherwise instructed in writing by the Company, the Manager will continue to service all business written by or through the Manager, with effective dates prior to the effective date of termination, until natural expiry in the same manner and to the same extent as was required prior to termination; and

(f) after the effective date of termination, all Policies written with prior effective dates shall remain in full force and shall continue to be covered by the Company, but the Manager will have no authority hereunder, either directly or indirectly, to: (i) accept any new risks, (ii) bind new insurance, (iii) extend the term of or alter the perils covered by any Policies in effect prior to termination, (iv) increase the amount of insurance afforded, or otherwise increase the Company’s liability on, any existing Policy, (v) negotiate reinsurance on behalf of the Company, or (vi) negotiate to alter the terms of an existing reinsurance treaty.

XII.	COMPLIANCE WITH LAWS

The Manager will comply with the applicable laws, rules and regulations, bulletins, circular letters, and proclamations of any governmental or regulatory agency in any jurisdiction in which the Manager acts on behalf of the Company, including those rules and/or regulations promulgated by the insurance regulatory authorities thereof. The Manager will maintain all licenses required of the Manager by those jurisdictions to perform the services required and described hereunder.

XIII.	INSURANCE DEPARTMENT COMMUNICATIONS

The Manager shall promptly notify the Company in writing of all contacts and correspondence concerning the Company, this Agreement, or the business written hereunder received from any insurance regulatory or other governmental agency and, immediately upon receipt, forward to the Company copies of any such correspondence.

XIV.	ASSIGNMENT

Neither this Agreement nor any of the rights or obligations hereunder may be pledged, assigned, transferred, or delegated, either in whole or in part, by the Manager.

XV.	AMENDMENT

Any amendment of this Agreement must be in writing and signed by a duly authorized representative of each of the Manager and the Company.

XVI.	WAIVER OR MODIFICATION

Neither party hereto shall be deemed to have waived any rights or remedies accruing to it hereunder unless such waiver is in writing and signed by such party. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not be held to constitute a course of conduct or a waiver of a subsequent breach of that or any other provision.

XVII.	SEVERABILITY AND GOVERNING LAW

If any provision of this Agreement or any schedule hereto or the application thereof to any party or circumstance shall, to any extent, now or hereafter be or become invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and every other provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The laws of the State of Florida, without giving effect to the conflict of laws provisions thereof, shall govern all matters concerning the validity, performance, and interpretation of this Agreement.

XVIII.	NOTICES

All notices, requests, demands and other communications required or permitted hereunder must be in writing and shall be delivered personally, telegraphed, telexed or sent by facsimile transmission or certified mail, return receipt requested, to the address set forth below or to such other address as the parties may from time to time designate in writing for such purpose. Notices shall be deemed to have been given at the time personally delivered or successfully telegraphed, telexed or sent by facsimile transmission or, if mailed, upon the fifth (5th) day after the date such notice, demand, request or communication is postmarked.

If to the Company, to:

FLORIDA SELECT INSURANCE COMPANY

P.O. Box 49768

Sarasota, FL 34230-6768

If to the Manager, to:

FLORIDA SELECT INSURANCE AGENCY INC.

c/o LeBoeuf, Lamb, Greene & MacRae, L.L.P.

50 N. Laura Street

Suite 2800

Jacksonville, FL 32202-3650

XIX.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. Any and all prior representations, statements, or agreements between the parties hereto are merged herein and shall not survive or exist except as stated herein.

XX.	HEADINGS

The descriptive headings of this Agreement are intended for reference only and shall not affect the construction or interpretation of this Agreement.

XXI.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized officers as of the date first set forth above.

FLORIDA SELECT INSURANCE COMPANY

By:	/s/ Illegible
Name:
	Title:	President

FLORIDA SELECT INSURANCE AGENCY INC.

By:	/s/ Mike Lefler
	Name:	Mike Lefler
	Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized officers as of the date first set forth above.

FLORIDA SELECT INSURANCE COMPANY

By:	/s/ Illegible
Name:
	Title:	President

FLORIDA SELECT INSURANCE AGENCY INC.

By:	/s/ W. Michael Lefler
Name:
	Title:	President

ADDENDUM NO. 1

TO

MANAGING GENERAL AGENCY AGREEMENT

THIS ADDENDUM is deemed effective the 1st day of October, 1999 and is hereby made part of and incorporated into the MANAGING GENERAL AGENCY AGREEMENT (this “Agreement”) entered into by and between Florida Select Insurance Company, a property/casualty insurance company organized under the laws of the State of Florida (the “Company”), and Florida Select Insurance Agency Inc., a corporation organized under the laws of the State of Florida (the “Manager”).

Florida Select Insurance Company and Florida Select Insurance Agency Inc. hereby agree to amend the above referenced agreement as follows:

1.	Paragraph III (1) of the Agreement is hereby deleted and replaced with the following paragraph:

III.	COMMISSIONS AND FEES

1. As full compensation for all services performed by the Manager hereunder, the Manager shall be entitled to and shall be paid by the Company a monthly commission (the “Commission”) equal to twelve and one-half percent (12.5%) of the gross written premiums produced by the Manager pursuant to the Homeowners Program during the respective month. The Commission shall be paid by the Company to the Manager within fifteen (15) Business Days (as defined below) after receipt from the Manager of the Invoice (as defined below).

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their authorized officers as of the date first set forth above.

FLORIDA SELECT INSURANCE COMPANY

By:	/s/ Ricardo A. Espino
Name:	Ricardo A. Espino
Title:	Chief Financial Officer

FLORIDA SELECT INSURANCE AGENCY INC.

By:	/s/ W. Michael Lefler
Name:
Title:

ADDENDUM NO. 2

TO

MANAGING GENERAL AGENCY AGREEMENT

THIS ADDENDUM is deemed effective the 9th day of September, 1999 and is hereby made part of and incorporated into the MANAGING GENERAL AGENCY AGREEMENT (this “Agreement”) entered into by and between Florida Select Insurance Company, a property/casualty insurance company organized under the laws of the State of Florida (the “Company”), and Florida Select Insurance Agency Inc., a corporation organized under the laws of the State of Florida (the “Manager”).

Florida Select Insurance Company and Florida Select Insurance Agency Inc. hereby agree to amend the above referenced agreement as follows:

1.	Paragraph III (1) of the Agreement is hereby amended and modified to include the following paragraph numbered III (1)(a):

III.	COMMISSIONS AND FEES

1.(a) Notwithstanding anything to contrary in paragraph 1 above, as full compensation for all services performed by the Manager pursuant to the Braishfield Program Business Agreement, the Manager shall be entitled to and shall be paid by the Company a monthly commission (the “Commission”) equal to nineteen and one-half percent (19.5%) of the gross written premiums produced by the Manager pursuant to the Braishfield Program Business Agreement during the respective month. The Commission shall be paid by the Company to the Manager within fifteen (15) Business Days (as defined below) after receipt from the Manager of the Invoice (as defined below).

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their authorized officers as of the date first set forth above.

FLORIDA SELECT INSURANCE COMPANY

By:	/s/ Ricardo A. Espino
Name:	Ricardo A. Espino
Title:	Vice President, Chief Financial Officer

FLORIDA SELECT INSURANCE AGENCY INC.

By:	/s/ W. Michael Lefler
Name:	W. Michael Lefler
Title:	President

ADDENDUM NO. 3

TO

MANAGING GENERAL AGENCY AGREEMENT

THIS ADDENDUM is deemed effective the 11th day of February, 2000, 1999 and is hereby made part of and incorporated into the MANAGING GENERAL AGENCY AGREEMENT (this “Agreement”) entered into by and between Florida Select Insurance Company, a property/casualty insurance company organized under the laws of the State of Florida (the “Company”), and Florida Select Insurance Agency Inc., a corporation organized under the laws of the State of Florida (the “Manager”).

Florida Select Insurance Company and Florida Select Insurance Agency Inc. hereby agree to amend the above referenced agreement as follows:

1.	Paragraph III (1) of the Agreement is hereby amended and modified to include the following paragraph numbered III (1)(b):

III.	COMMISSIONS AND FEES

1.(b) Notwithstanding anything to contrary in paragraph 1 above, as full compensation for all services performed by the Manager relating to business produced in the state of South Carolina, the Manager shall be entitled to and shall be paid by the Company a monthly commission (the “Commission”) equal to twenty-five (25%) of the gross written premiums produced by the Manager on South Carolina business during the respective month. The Commission shall be paid by the Company to the Manager within fifteen (15) Business Days (as defined below) after receipt from the Manager of the Invoice (as defined below).

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their authorized officers as of the date first set forth above.

FLORIDA SELECT INSURANCE COMPANY

By:	/s/ Stephen A. Korducki
Name:	Stephen A. Korducki
Title:	President

FLORIDA SELECT INSURANCE AGENCY INC.

By:	/s/ W. Michael Lefler
Name:	W. Michael Lefler
Title:	President